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                       DIGITAL TRANSMISSION SYSTEMS, INC.
                                   EXHIBIT 11

                                                                               THREE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                                 (000'S OMITTED)
                                                                            -------------------------
                                                                              2000              1999
                                                                            --------           ------
BASIC
Net income (loss) attributable to common shareholders                       $ (1,212)              17
                                                                            ========           ======

Shares:
     Weighted average number of common shares outstanding                     10,240            4,646
                                                                            ========           ======

Net income (loss) per common share                                          $  (0.12)           0.004
                                                                            ========           ======


DILUTED
Net income (loss) for diluted calculation                                   $ (1,212)              17
                                                                            ========           ======

Shares:
     Weighted average number of common shares outstanding                     10,240            4,646
     Shares issuable from assumed exercise of options and warrants             1,342               --
     Convertible debt                                                            721               --
     Convertible preferred stock                                               1,314               --
                                                                            --------           ------
                                                                              13,617            4,646
                                                                            ========           ======

Net income (loss) per common share(1)                                       $  (0.12)           0.004
                                                                            ========           ======

------------------
(1) Potentially dilutive securities not included as their effect would be anti-dilutive.

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